News Release

Unisys Announces 4Q and Full-Year 2025 Results
Exceeds Upwardly Revised Profitability Guidance and Finishes Year with Solid Cash Balance and Strong Liquidity
Fourth Quarter 2025 (4Q25) Highlights:
•Revenue of $574.5 million, up 5.3% year over year (YoY) and 2.7% in constant currency(1)
•Operating profit margin of 13.3%, up 440 bps YoY, non-GAAP operating profit(6) margin of 18.0%, up 640 bps YoY
•Cash provided by operations of $104.9 million compared to $76.6 million in 4Q24; pre-pension and postretirement free cash flow(10) of $112.9 million compared to $61.8 million in 4Q24
Full Year 2025 Highlights:
•Revenue of $2.0 billion, down 2.9% YoY and 3.3% in constant currency
•Operating profit margin of 4.0%, down 80 bps YoY, non-GAAP operating profit margin of 9.1%, up 30 bps YoY
•Cash used for operations of $140.0 million (including a discretionary pension contribution of $250 million) compared to cash provided by operations of $135.1 million in 2024; pre-pension and postretirement free cash flow of $127.7 million compared to $82.4 million in 2024
•Cash and cash equivalents at December 31, 2025, were $413.9 million compared with $376.5 million at December 31, 2024
•Defined benefit pension plans funding deficit status of $448.5 million compared to funding deficit of $750.2 million in 2024, improved by $301.7 million
BLUE BELL, Pa., February 24, 2026 – Unisys Corporation (NYSE: UIS) reported financial results for the fourth quarter and full year 2025.
"Our 2025 results reflect our ongoing commitment to a consistent strategy that balances our investment in solution development with our financial objectives of advancing profitability, free cash flow, and removal of pension liabilities," said Michael Thomson, Unisys CEO and President. "We believe we are effectively leveraging technology in our delivery capabilities and building AI-enabled solution frameworks to increase the scale and pace of value realization for our clients. This allows Unisys to show up differently in the market, and we see increasing recognition for our capabilities across our clients, partners, and industry analysts as we work towards accelerating revenue growth."
Unisys Chief Financial Officer Deb McCann said, "We were pleased to deliver another year of solid profitability improvement, exceeding the high-end of our upwardly revised non-GAAP operating margin guidance. Our License & Support ecosystem has continued to outperform our financial expectations, with consumption continuing to benefit from client adoption of AI. We ended the year with a strong liquidity position driven by increasing cash balances, an undrawn credit facility and no major near-term debt maturities."

Financial Highlights
Please refer to the accompanying financial tables for a reconciliation of the GAAP to non-GAAP measures presented except for financial guidance since such a reconciliation is not practicable without unreasonable effort.

(In millions, except numbers presented as percentages)	4Q25	4Q24	FY25	FY24
Revenue	$574.5	$545.4	$1,950.1	$2,008.4
YoY revenue change	5.3%		(2.9)%
YoY revenue change in constant currency	2.7%		(3.3)%
Excluding License and Support (Ex-L&S)(13) revenue	$388.1	$393.7	$1,522.0	$1,576.9
YoY revenue change	(1.4)%		(3.5)%
YoY revenue change in constant currency	(3.9)%		(3.9)%
License and Support(12) revenue	$186.4	$151.7	$428.1	$431.5
YoY revenue change	22.9%		(0.8)%
YoY revenue change in constant currency	19.8%		(1.2)%

Gross profit	$194.6	$175.0	$549.3	$585.9
Gross profit percent	33.9%	32.1%	28.2%	29.2%
Ex-L&S gross profit	$51.3	$61.9	$255.4	$277.6
Ex-L&S gross profit percent	13.2%	15.7%	16.8%	17.6%

Operating profit	$76.6	$48.6	$78.5	$97.4
Operating profit percent	13.3%	8.9%	4.0%	4.8%
Non-GAAP operating profit	$103.4	$63.3	$176.9	$176.4
Non-GAAP operating profit percent	18.0%	11.6%	9.1%	8.8%

Net income (loss) attributable to Unisys Corporation	$18.7	$30.0	($339.8)	($193.4)
Non-GAAP net income attributable to Unisys Corporation(8)	$63.4	$26.6	$68.3	$44.0

EBITDA(7)	$79.5	$90.3	($144.3)	$39.8
Adjusted EBITDA(7)	$129.0	$91.4	$278.8	$292.1
Adjusted EBITDA as a percentage of revenue	22.5%	16.8%	14.3%	14.5%
Fourth Quarter 2025 Results
Revenue increased 5.3% YoY, a 2.7% increase in constant currency, primarily driven by the timing of software license renewals. Ex-L&S revenue declined 1.4% YoY, a 3.9% decrease in constant currency, primarily driven by lower volume with clients in the Digital Workplace Solutions (DWS) and Cloud, Applications & Infrastructure Solutions (CA&I) segments.
Gross profit margin increased 180 bps YoY, primarily driven by the timing of software license renewals. Ex-L&S gross profit margin decreased 250 bps YoY, primarily due to 110 bps in higher cost reduction charges and an additional 70 bps from costs associated with a mutually agreed-upon client contract termination.
Full Year 2025
Revenue decreased 2.9% YoY, a 3.3% decrease in constant currency, primarily driven by lower volume with clients in the DWS and CA&I segments. Gross profit margin decreased 100 bps YoY, primarily driven by a higher proportion of hardware revenue within the Enterprise Computing Solutions (ECS) segment.

Ex-L&S revenue decreased 3.5%, a 3.9% decrease in constant currency, and Ex-L&S gross profit margin decreased 80 bps YoY. These declines were primarily driven by lower volume with clients in the DWS and CA&I segments.
Operating profit included non-cash goodwill impairment charges of $55.0 million and $39.1 million, in 2025 and 2024, respectively.
In 2025, net loss attributable to Unisys Corporation included a non-cash pension settlement loss of $227.7 million net of tax as a result of a group annuity purchase contract to transfer approximately $320 million of projected U.S. defined benefit pension liabilities to a third-party insurer, funded with plan assets.
Financial Highlights by Segment

(In millions, except numbers presented as percentages)	4Q25	4Q24	FY25	FY24
Digital Workplace Solutions (DWS):
Revenue	$126.4	$128.2	$508.4	$523.5
YoY revenue change	(1.4)%		(2.9)%
YoY revenue change in constant currency	(3.7)%		(3.1)%
Gross profit	$13.3	$20.4	$73.9	$82.1
Gross profit percent	10.5%	15.9%	14.5%	15.7%

Cloud, Applications & Infrastructure Solutions (CA&I):
Revenue	$190.6	$192.7	$732.8	$764.4
YoY revenue change	(1.1)%		(4.1)%
YoY revenue change in constant currency	(4.1)%		(4.8)%
Gross profit	$39.4	$35.9	$147.8	$149.5
Gross profit percent	20.7%	18.6%	20.2%	19.6%

Enterprise Computing Solutions (ECS):
Revenue	$236.8	$203.5	$628.9	$627.5
YoY revenue change	16.4%		0.2%
YoY revenue change in constant currency	14.0%		0.4%
Gross profit	$156.0	$128.7	$349.2	$364.1
Gross profit percent	65.9%	63.2%	55.5%	58.0%
Fourth Quarter 2025 Segment Results
DWS revenue declined 1.4% YoY, a 3.7% decline in constant currency. DWS gross profit margin was 10.5%, a decrease of 540 bps YoY. These declines were primarily driven by lower volume with clients. Additionally, the DWS gross profit margin was negatively impacted by 200 bps associated with costs related to a mutually agreed-upon client contract termination.
CA&I revenue declined 1.1% YoY, a 4.1% decline in constant currency, primarily driven by lower volume with clients. CA&I gross profit margin was 20.7%, an increase of 210 bps YoY, primarily driven by labor cost savings initiatives.
ECS revenue increased 16.4% YoY, a 14.0% increase in constant currency. ECS gross profit margin was 65.9%, an increase of 270 bps YoY. These increases were primarily driven by the timing of software license renewals.

Full Year 2025
DWS revenue decreased 2.9%YoY, a 3.1% decrease in constant currency. DWS gross profit margin was 14.5%, a decrease of 120 bps YoY. These declines were primarily driven by lower volume with clients.
CA&I revenue decreased 4.1% YoY, a 4.8% decrease in constant currency, primarily driven by lower volume with clients in the public sector. CA&I gross profit margin was 20.2%, an increase of 60 bps YoY, primarily driven by labor cost savings initiatives.
ECS revenue remained relatively flat YoY and in constant currency. ECS gross profit margin was 55.5%, a decrease of 250 bps YoY, primarily driven by a higher proportion of hardware revenue, which has a lower gross margin profile relative to license renewals.
Balance Sheet and Cash Flow

(In millions)	FY25	FY24
Cash and cash equivalents	$413.9	$376.5
Cash and cash equivalents increased $37.4 million YoY.
At December 31, 2025, the defined benefit pension plans had a funding deficit of $448.5 million, a decrease of $301.7 million YoY. This reduction is primarily due to $343.7 million in cash contributions, including a $250 million discretionary contribution to the company's U.S. defined benefit pension plans, which was funded with approximately $200 million from the net proceeds of the 10.625% Senior Secured Notes due 2031 and $50 million from cash on hand.

(In millions)	4Q25	4Q24	FY25	FY24
Cash provided by (used for) operations	$104.9	$76.6	($140.0)	$135.1
Free cash flow(9)	$85.8	$55.7	($217.6)	$55.3
Pre-pension and postretirement free cash flow	$112.9	$61.8	$127.7	$82.4
Adjusted free cash flow(11)	$115.9	$67.0	$125.1	$104.6
Fourth quarter 2025 free cash flow increased by $30.1 million YoY, primarily driven by lower net interest payments and increased license renewals collections.
Full-year 2025 free cash flow declined by $272.9 million YoY, primarily resulting from cash contributions, including the discretionary pension contribution discussed above, partially offset by the favorable settlement of a legal matter and changes in working capital.
Full-year 2025 pre-pension and postretirement free cash flow increased by $45.3 million YoY, primarily due to the favorable settlement of a legal matter and changes in working capital.

Other Metrics

(In millions, except numbers presented as percentages)	4Q25	4Q24	YoY Change	QoQ Change*
Total Contract Value (TCV)(3)
New Business(5)	$136	$218	(38)%	10%
Ex-L&S Renewals	781	312	150%	240%
L&S Renewals	232	222	5%	280%
Total company	$1,149	$752	53%	177%

	FY25	FY24
TCV
New Business(i)	$491	$791	(38)%
Ex-L&S Renewals	1,353	633	114%
L&S Renewals	363	522	(30)%
Total company	$2,207	$1,946	13%
*QoQ - quarter over quarter
(i)     For the full year 2025, New Business TCV includes a mutually agreed-upon client termination adjustment of $228 million that was previously recorded in the first quarter of 2025. Accordingly, adjusted prior period amounts for New Business TCV are $109 million for the first quarter of 2025, $231 million for the second quarter year-to-date 2025, and $355 million for the third quarter year-to-date 2025.
In the fourth quarter and full year of 2025, the increase in TCV was primarily driven by a higher concentration of Ex-L&S renewals, partially offset by a decrease in New Business. The decrease in New Business reflects elongated sales cycles with prospective clients.
Backlog(2) was $3.16 billion for the fourth quarter of 2025 compared to $2.84 billion for the fourth quarter of 2024. The increase was primarily due to Ex-L&S renewal signings.
2026 Financial Guidance
The company has issued full-year 2026 revenue growth and profitability guidance:

Guidance
Revenue growth in constant currency	(6.5)% to (4.5)%
Non-GAAP operating profit margin	9.0% to 11.0%
Constant currency revenue guidance translates to reported revenue growth of (3.8)% to (1.8)% based on recent exchange rates as February 1, 2026, and assumes L&S revenue of approximately $415 million and Ex- L&S constant currency revenue growth of (7.0)% to (4.5)%.
2026 Annual Stockholder Meeting
Unisys’ 2026 Annual Meeting of Stockholders will be held virtually on April 30, 2026, at 8 a.m. Eastern Time.
Conference Call
Unisys will hold a conference call with the financial community on Wednesday, February 25 at 8 a.m. Eastern Time to discuss the results of the fourth quarter and full-year 2025 and financial guidance for 2026.
The live, listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Website at www.unisys.com/investor. In addition, domestic callers can dial 1-844-695-5518 and international callers can dial 1-412-902-6749 and provide the following conference passcode: Unisys Corporation Call.

A webcast replay will be available on the Unisys Investor Website shortly following the conference call. A replay will also be available by dialing 1-855-669-9658 for domestic callers or 1-412-317-0088 for international callers and entering access code 3069514 from two hours after the end of the call until March 11, 2026.

(1) Constant currency – A significant amount of the company’s revenue is derived from international operations. As a result, the company’s revenue has been and will continue to be affected by changes in the U.S. dollar against major international currencies. The company refers to revenue growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior-period revenue at a consistent exchange rate rather than the actual exchange rates in effect during the respective periods.

(2) Backlog – Represents the estimated amount of future revenue to be recognized under contracted work, which has not yet been delivered or performed. The company believes that actual revenue reflects the most relevant measure necessary to understand the company’s results of operations, but backlog can be a useful metric and indicator of the company’s estimate of contracted revenue to be realized in the future, subject to certain inherent limitations. The timing of conversion of backlog to revenue may be impacted by, among other factors, the timing of execution, the extension, nullification or early termination of existing contracts with or without penalty, adjustments to estimates in pricing or volumes for previously included contracts, seasonality and foreign currency exchange rates. Investors are cautioned that backlog should not be relied upon as a substitute for, or considered in isolation from, measures in accordance with GAAP.

(3) Total Contract Value (TCV) – Represents the initial estimated revenue related to contracts signed in the period without regard for early termination or revenue recognition rules. Changes to contracts and scope are treated as TCV only to the extent of the incremental new value. New Business TCV represents TCV attributable to expansion and new scope for existing clients and new logo contracts. L&S TCV is driven by software license renewals, and as such, changes in timing or terms of renewals can lead to fluctuations from period to period. The company believes that actual revenue reflects the most relevant measure necessary to understand the company’s results of operations, but TCV can be a useful leading indicator of the company’s ability to generate future revenue over time, subject to certain inherent limitations. Measuring TCV involves the use of estimates and judgments and the extent and timing of conversion of TCV to revenue may be impacted by, among other factors, the types of services and solutions sold, contract duration, the pace of client spending, actual volumes of services delivered as compared to the volumes anticipated at the time of contract signing, and contract modifications, including, without limitation, contract nullification and termination, over the lifetime of a contract. Investors are cautioned that TCV should not be relied upon as a substitute for, or considered in isolation from, measures in accordance with GAAP.

(4) Book-to-bill – Represents total contract value booked divided by revenue in a given period.

(5) New Business – Represents expansion and new scope for existing clients and new logo contracts.

(6) Non-GAAP operating profit – This measure excludes pretax pension and postretirement expense, pretax goodwill impairment charge and pretax charges or gains associated with certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings, and cost-reduction activities and other expenses.

(7) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (EBITDA) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income (loss) attributable to noncontrolling interests, interest expense (net of interest income), provision for (benefit from) income taxes, depreciation and amortization. Adjusted EBITDA further excludes pension and postretirement expense; goodwill impairment charge, foreign exchange (gains) losses, debt extinguishment, certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; cost-reduction activities and other expenses; non-cash share-based expense; and other (income) expense adjustments.

(8) Non-GAAP net income (loss) and non-GAAP diluted earnings (loss) per share – These measures exclude pension and postretirement expense and charges or (credits) in connection with goodwill impairment; foreign exchange (gains) losses, debt extinguishment, certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost-reduction activities and other expenses. The tax amounts related to these items for the calculation of non-GAAP diluted earnings (loss) per share include the current and deferred tax expense and benefits recognized under GAAP for these items.

(9) Free cash flow – Represents cash flow from operations less capital expenditures.

(10) Pre-pension and postretirement free cash flow – Represents free cash flow before pension and postretirement contributions.

(11) Adjusted free cash flow – Represents free cash flow less cash used for pension and postretirement funding; debt extinguishment, certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost-reduction activities and other payments.

(12) License and Support (L&S) – Represents software license and related support services, primarily ClearPath Forward®, within the company's ECS segment.

(13) Excluding License and Support (Ex-L&S) – These measures exclude revenue, gross profit and gross profit margin in connection with software license and support services within the company’s ECS segment. The company provides these measures to allow investors to isolate the impact of software license renewals, which tend to be significant and impactful based on timing, and related support services in order to evaluate the company’s business outside of these areas.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Unisys cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond Unisys’ ability to control or estimate precisely, such as estimates of future market conditions, the behavior of other market participants and that TCV is based, in part, on the assumption that each of those contracts will continue for their full contracted term. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon Unisys. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on Unisys will be those anticipated by management. Forward-looking statements in this release and the accompanying presentation include, but are not limited to, statements made in Mr. Thomson's and Ms. McCann's quotations, any projections or expectations of revenue growth, margin expansion, achievement of operational efficiencies and savings, effective use of technology, investments in our solutions and artificial intelligence adoption and innovation, TCV and Ex-L&S New Business TCV, the impact of new logo signings, backlog, book-to-bill(4), full-year 2026 revenue growth and profitability guidance, including constant currency revenue, Ex-L&S constant currency revenue growth, L&S revenue, non-GAAP operating profit margin, free cash flow generation and the assumptions and other expectations made in connection with our full-year 2026 financial guidance, the reduction of uncertainty and volatility of cash requirements, including pension contributions, our pension liability, debt extinguishment, future economic benefits from net operating losses and statements regarding future economic conditions or performance.
Additional information and factors that could cause actual results to differ materially from Unisys’ expectations are contained in Unisys’ filings with the U.S. Securities and Exchange Commission (SEC), including Unisys’ Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this release is representative as of the date of this release only and while Unisys periodically reassesses material trends and uncertainties affecting Unisys’ results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, Unisys does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events, except as required by applicable law.

Non-GAAP Information
This release includes certain non-GAAP financial measures that exclude certain items such as pension and postretirement expense; goodwill impairment charge, foreign exchange (gains) losses, debt extinguishment, certain legal and other matters related to professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost-reduction activities and other expenses that the company believes are not indicative of its ongoing operations, as they may be unusual or non-recurring. The inclusion of such items in financial measures can make the company’s profitability and liquidity results difficult to compare to prior periods or anticipated future periods and can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that non-GAAP measures are useful to investors because they provide supplemental information about the company’s financial performance and liquidity, as well as greater transparency into management’s view and assessment of the company’s ongoing operating performance.
Non-GAAP financial measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results. These items are uncertain, depend on various factors, and could have a material impact on the company's GAAP results for the applicable period. These measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below except for financial guidance and other forward-looking information since such a reconciliation is not practicable without unreasonable efforts as the company is unable to reasonably forecast certain amounts that are necessary for such reconciliation. This information has been provided pursuant to the requirements of SEC Regulation G.

About Unisys
Unisys is a global technology solutions company that powers breakthroughs for the world's leading organizations. Our solutions – cloud, AI, digital workplace, applications and enterprise computing – help our clients challenge the status quo and unlock their full potential. To learn how we have been helping clients push what's possible for more than 150 years, visit unisys.com and follow us on LinkedIn.

Contacts:	For Investors:
Michaela Pewarski, Unisys, +1 215-274-1254
Investor@unisys.com

For Press:
Patricia Gonzalez, Unisys, +1 817-846-7662
Patricia.Gonzalez@unisys.com
###
RELEASE NO.: 0224/10040
Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.
UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(Millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	574.5	545.4	1,950.1	2,008.4
Costs and expenses
Cost of revenue	379.9	370.4	1,400.8	1,422.5
Selling, general and administrative	109.9	118.7	391.2	424.2
Research and development	8.1	7.7	24.6	25.2
Goodwill impairment	—	—	55.0	39.1
	497.9	496.8	1,871.6	1,911.0
Operating income	76.6	48.6	78.5	97.4
Interest expense	18.8	8.2	53.4	31.9
Other (expense) income, net	(17.1)	18.9	(297.3)	(140.8)
Earnings (loss) before income taxes	40.7	59.3	(272.2)	(75.3)
Provision for income taxes	20.9	28.8	67.8	117.9
Consolidated net earnings (loss)	19.8	30.5	(340.0)	(193.2)
Net income (loss) attributable to noncontrolling interests	1.1	0.5	(0.2)	0.2
Net income (loss) attributable to Unisys Corporation	$18.7	$30.0	$(339.8)	$(193.4)
(Loss) earnings per share attributable to Unisys Corporation
Basic	$0.26	$0.43	$(4.79)	$(2.79)
Diluted	$0.25	$0.41	$(4.79)	$(2.79)

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	DWS	CA&I	ECS	Other
Three Months Ended December 31, 2025
Revenue	$574.5	$126.4	$190.6	$236.8	$20.7
Gross profit percent	33.9%	10.5%	20.7%	65.9%
Three Months Ended December 31, 2024
Revenue	$545.4	$128.2	$192.7	$203.5	$21.0
Gross profit percent	32.1%	15.9%	18.6%	63.2%

	Total	DWS	CA&I	ECS	Other
Year Ended December 31, 2025
Revenue	$1,950.1	$508.4	$732.8	$628.9	$80.0
Gross profit percent	28.2%	14.5%	20.2%	55.5%
Year Ended December 31, 2024
Revenue	$2,008.4	$523.5	$764.4	$627.5	$93.0
Gross profit percent	29.2%	15.7%	19.6%	58.0%

EXCLUDING LICENSE AND SUPPORT (EX-L&S) REVENUE AND GROSS PROFIT
(Unaudited)
(Millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
L&S revenue	$186.4	$151.7	$428.1	$431.5
Ex-L&S revenue	388.1	393.7	1,522.0	1,576.9
Revenue	$574.5	$545.4	$1,950.1	$2,008.4

L&S gross profit	$143.3	$113.1	$293.9	$308.3
Ex-L&S gross profit	51.3	61.9	255.4	277.6
Gross profit	$194.6	$175.0	$549.3	$585.9

L&S gross profit percent	76.9%	74.6%	68.7%	71.4%
Ex-L&S gross profit percent	13.2%	15.7%	16.8%	17.6%
Gross profit percent	33.9%	32.1%	28.2%	29.2%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$413.9	$376.5
Accounts receivable, net	437.7	467.2
Contract assets	10.9	16.0
Inventories	13.8	16.4
Prepaid expenses and other current assets	127.7	103.2
Total current assets	1,004.0	979.3
Properties, net	53.1	57.1
Capitalized contract costs, net	73.6	31.2
Marketable software, net	166.1	165.0
Operating lease right-of-use assets	38.4	38.4
Prepaid pension and postretirement assets	21.3	25.6
Deferred income taxes	96.9	96.6
Goodwill	193.8	247.9
Intangible assets, net	31.2	35.5
Restricted cash	7.8	14.1
Other long-term assets	160.0	181.6
Total assets	$1,846.2	$1,872.3
Total liabilities and deficit
Current liabilities:
Current maturities of long-term debt	$12.7	$5.0
Accounts payable	81.2	97.9
Deferred revenue	228.5	210.4
Other accrued liabilities	333.5	314.7
Total current liabilities	655.9	628.0
Long-term debt	729.0	488.2
Long-term pension and postretirement liabilities	517.7	816.4
Long-term deferred revenue	100.7	108.8
Long-term operating lease liabilities	30.6	28.9
Other long-term liabilities	80.6	71.3
Commitments and contingencies
Total Unisys Corporation stockholders' deficit	(282.6)	(283.4)
Noncontrolling interests	14.3	14.1
Total deficit	(268.3)	(269.3)
Total liabilities and deficit	$1,846.2	$1,872.3

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Consolidated net loss	$(340.0)	$(193.2)
Adjustments to reconcile consolidated net loss to net cash (used for) provided by operating activities:
Foreign currency losses	5.8	14.5
Loss on debt extinguishment	7.0	—
Employee stock compensation	15.1	21.2
Depreciation and amortization of properties	23.5	24.3
Depreciation and amortization of capitalized contract costs	17.1	22.6
Amortization of marketable software	50.3	52.3
Amortization of intangible assets	4.3	7.2
Goodwill impairment	55.0	39.1
Other non-cash operating activities	4.6	0.2
Gain on sale of properties	(4.3)	—
Pension and postretirement contributions	(345.3)	(27.1)
Pension and postretirement expense	309.0	182.2
Deferred income taxes, net	7.7	35.6
Changes in operating assets and liabilities:
Receivables, net and contract assets	79.8	(24.5)
Inventories	3.0	(1.7)
Other assets	(24.5)	(21.5)
Accounts payable and current liabilities	(28.8)	(20.7)
Other liabilities	20.7	24.6
Net cash (used for) provided by operating activities	(140.0)	135.1
Cash flows from investing activities
Proceeds from foreign exchange forward contracts	2,342.1	3,077.1
Purchases of foreign exchange forward contracts	(2,305.1)	(3,094.4)
Investment in marketable software	(47.6)	(47.5)
Capital additions of properties and other assets	(30.0)	(32.3)
Net proceeds from sale of properties	8.9	—
Other	(0.1)	(0.3)
Net cash used for investing activities	(31.8)	(97.4)
Cash flows from financing activities
Proceeds from issuance of long-term debt	700.0	—
Payments of long-term debt	(492.1)	(15.4)
Issuance costs relating to long-term debt	(14.1)	—
Cash paid for debt extinguishment	(4.2)	—
Other	(3.6)	(2.7)
Net cash provided by (used for) financing activities	186.0	(18.1)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	16.9	(25.7)
Increase (decrease) in cash, cash equivalents and restricted cash	31.1	(6.1)
Cash, cash equivalents and restricted cash, beginning of period	390.6	396.7
Cash, cash equivalents and restricted cash, end of period	$421.7	$390.6

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended		Year Ended
		December 31,		December 31,
		2025	2024	2025	2024
Net income (loss) attributable to Unisys Corporation		$18.7	$30.0	$(339.8)	$(193.4)
Pension and postretirement expense	pretax	22.2	11.1	309.0	182.2
	tax	0.6	0.2	2.5	0.6
	net of tax	21.6	10.9	306.5	181.6
Goodwill impairment	pretax	—	—	55.0	39.1
	tax	—	—	—	—
	net of tax	—	—	55.0	39.1
Foreign exchange losses, net	pretax	4.4	2.4	8.5	11.9
	tax	—	—	—	—
	net of tax	4.4	2.4	8.5	11.9
Loss on debt extinguishment	pretax	—	—	7.0	—
	tax	—	—	—	—
	net of tax	—	—	7.0	—
Certain legal matters, net	pretax	(2.8)	(39.2)	(1.8)	(40.1)
	tax	—	—	—	(2.8)
	net of tax	(2.8)	(39.2)	(1.8)	(37.3)
Environmental matters	pretax	1.6	7.4	3.1	8.8
	tax	—	—	—	—
	net of tax	1.6	7.4	3.1	8.8
Cost reduction and other expenses	pretax	21.8	15.2	32.0	33.7
	tax	1.9	0.1	2.2	0.4
	net of tax	19.9	15.1	29.8	33.3

Non-GAAP net income attributable to Unisys Corporation		$63.4	$26.6	$68.3	$44.0

Weighted average shares (thousands)		71,308	69,458	70,994	69,199
Plus incremental shares from assumed conversion:
	Employee stock plans	2,330	3,480	—	—
Adjusted weighted average shares		73,638	72,938	70,994	69,199

Weighted average shares (thousands)		71,308	69,458	70,994	69,199
Plus incremental shares from assumed vesting:
	Employee stock plans	2,330	3,480	2,616	2,340
Non-GAAP adjusted weighted average shares		73,638	72,938	73,610	71,539

Diluted earnings (loss) per share
GAAP basis
Net income (loss) attributable to Unisys Corporation		$18.7	$30.0	$(339.8)	$(193.4)
Divided by weighted average shares		73,638	72,938	70,994	69,199
Diluted earnings (loss) per share		$0.25	$0.41	$(4.79)	$(2.79)
Non-GAAP basis
Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share		$63.4	$26.6	$68.3	$44.0
Divided by Non-GAAP adjusted weighted average shares		73,638	72,938	73,610	71,539
Non-GAAP diluted earnings per share		$0.86	$0.36	$0.93	$0.62

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Cash provided by (used for) operations	$104.9	$76.6	$(140.0)	$135.1
Additions to marketable software	(11.5)	(10.8)	(47.6)	(47.5)
Additions to properties and other assets	(7.6)	(10.1)	(30.0)	(32.3)
Free cash flow	85.8	55.7	(217.6)	55.3
Pension and postretirement funding	27.1	6.1	345.3	27.1
Pre-pension and postretirement free cash flow	112.9	61.8	127.7	82.4
Debt extinguishment payments	—	—	4.2	—
Certain legal receipts	(3.1)	(6.8)	(26.3)	(4.8)
Environmental matters payments	2.3	8.7	7.4	17.2
Cost reduction and other payments	3.8	3.3	12.1	9.8
Adjusted free cash flow	$115.9	$67.0	$125.1	$104.6

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income (loss) attributable to Unisys Corporation	$18.7	$30.0	$(339.8)	$(193.4)
Net income (loss) attributable to noncontrolling interests	1.1	0.5	(0.2)	0.2
Interest expense, net of interest income of $4.7, $5.8, $20.7, $23.2 respectively(1)	14.1	2.4	32.7	8.7
Provision for income taxes	20.9	28.8	67.8	117.9
Depreciation	11.6	10.9	40.6	46.9
Amortization	13.1	17.7	54.6	59.5
EBITDA	$79.5	$90.3	$(144.3)	$39.8

Pension and postretirement expense	$22.2	$11.1	$309.0	$182.2
Goodwill impairment	—	—	55.0	39.1
Foreign exchange losses, net (1)(2)	4.4	2.4	8.5	11.9
Loss on debt extinguishment (1)	—	—	7.0	—
Certain legal matters, net (3)	(2.8)	(39.2)	(1.8)	(40.1)
Environmental matters (1)	1.6	7.4	3.1	8.8
Cost reduction and other expenses (4)	19.8	9.7	23.6	22.1
Non-cash share based expense	2.9	5.0	15.1	20.9
Other expense, net adjustment (5)	1.4	4.7	3.6	7.4
Adjusted EBITDA	$129.0	$91.4	$278.8	$292.1

(1) Included in other (expense), net on the consolidated statements of income (loss).
(2) Foreign exchange losses, net include (gains) losses from remeasuring cash, receivables, payables and intercompany balances denominated in foreign currencies, (gains) losses on foreign exchange forward contracts and (gains) losses related to the substantial completion of liquidation of certain foreign subsidiaries. In the third quarter of 2025, the company ceased its use of foreign currency forward contracts.

(3) Included in selling, general and administrative expenses and other (expense), net within the consolidated statements of income (loss). For the three months ended and the year ended December 31, 2024, certain legal matters, net included a gain of $40.0 million related to a favorable settlement of a litigation matter. Additionally, for year ended December 31, 2024, certain legal matters, net included a net gain of $14.9 million related to a favorable judgment received in a Brazilian services tax matter.

(4) Reduced for depreciation and amortization included above.
(5) Other expense, net as reported on the consolidated statements of income (loss) less pension and postretirement expense, foreign exchange (gains) losses, net, loss on debt extinguishment, interest income and items included in certain legal and environmental matters and cost reduction and other expenses.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue	$574.5	$545.4	$1,950.1	$2,008.4
Net income (loss) attributable to Unisys Corporation as a percentage of revenue	3.3%	5.5%	(17.4)%	(9.6)%
Non-GAAP net income attributable to Unisys Corporation as a percentage of revenue	11.0%	4.9%	3.5%	2.2%
Adjusted EBITDA as a percentage of revenue	22.5%	16.8%	14.3%	14.5%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

OPERATING PROFIT

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Operating profit	$76.6	$48.6	$78.5	$97.4
Goodwill impairment	—	—	55.0	39.1
Certain legal matters, net (1)	0.3	0.8	1.6	9.0
Cost reduction and other expenses (2)	26.1	13.6	40.2	29.5
Pension and postretirement expense (1)	0.4	0.3	1.6	1.4
Non-GAAP operating profit	$103.4	$63.3	$176.9	$176.4

Revenue	$574.5	$545.4	$1,950.1	$2,008.4

Operating profit percent	13.3%	8.9%	4.0%	4.8%
Non-GAAP operating profit percent	18.0%	11.6%	9.1%	8.8%

(1) Included in selling, general and administrative expenses within the consolidated statements of income (loss).
(2) Included in cost of revenue, selling, general and administrative and research and development on the consolidated statements of income (loss).